UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2024

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 3300

Houston, Texas 77002

(address of principal executive offices) (zip code)

(713) 328-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On January 13, 2024, Talos Energy Inc., a Delaware corporation (“Talos”), QuarterNorth Energy Inc., a Delaware corporation (“QuarterNorth”), Compass Star Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Talos (“Merger Sub”) and representatives of the equityholders of QuarterNorth, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Capitalized terms used herein but not otherwise defined will have the meanings ascribed to them in the Merger Agreement.

Transaction Structure and Consideration

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into QuarterNorth (the “Merger”), with QuarterNorth continuing as the surviving corporation in the Merger (the “Surviving Company”) and an indirect wholly-owned subsidiary of Talos.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of QuarterNorth (the “QuarterNorth Common Stock”) issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive:

(a) an amount in cash equal to quotient of (i) sum of (A) $964,904,000, plus (B) the amount of net unrestricted cash of QuarterNorth as of December 31, 2023, plus (C) the aggregate exercise price payable for the exercise of the QuarterNorth Warrants (as defined below), plus (D) additional cash payable in lieu of the Per Share Stock Consideration (as defined below) to certain QuarterNorth stockholders who are not determined prior to closing to be “accredited investors” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) in an amount not to exceed $500,000, divided by (ii) the aggregate number of shares of QuarterNorth Common Stock outstanding immediately prior to the Effective Time (including shares of QuarterNorth Common Stock issuable upon conversion of the outstanding QuarterNorth Warrants and QuarterNorth’s outstanding equity awards) (the “Per Share Cash Consideration”); and

(b) a number of shares of common stock, par value $0.01 per share, of Talos (the “Talos Common Stock”), equal to the quotient of (i) 24,800,000 shares, divided by (ii) the aggregate number of shares of QuarterNorth Common Stock outstanding immediately prior to the Effective Time (including shares of QuarterNorth Common Stock issuable upon conversion of the outstanding QuarterNorth Warrants and QuarterNorth’s outstanding equity awards) (the “Per Share Stock Consideration” and together with the Per Share Cash Consideration, the “Per Share Consideration”).

Each warrant to purchase QuarterNorth Common Stock (“QuarterNorth Warrant”) will automatically be converted immediately prior to closing into the right to receive the Per Share Consideration, minus the aggregate exercise price payable for the exercise of such QuarterNorth Warrant.

Each share of QuarterNorth Common Stock held by QuarterNorth (including treasury stock) immediately prior to the Effective Time will be cancelled without any conversion and will cease to exist, and no payment will be made with respect thereto.

At the Effective Time, by virtue of the Merger, each share of capital stock of QuarterNorth issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Per Share Consideration.

All shares of Talos Common Stock to be issued to QuarterNorth stockholders in connection with the Merger will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

Talos has agreed to file a registration statement covering the shares of Talos Common Stock issued in the Merger within two business days of closing, subject to receiving customary information and certain agreements from the QuarterNorth stockholders who receive Talos Common Stock in the Merger.

Post-Closing Governance

Following the closing of the Merger, the Talos Board of Directors will be increased to include one additional director, designated by QuarterNorth.

Approval by the Talos Board of Directors

The Talos Board of Directors has unanimously (i) determined that the Merger Agreement, the other transaction agreements contemplated by the Merger Agreement (the “Transaction Agreements”) and the transactions contemplated thereby are fair to, advisable and in the best interests of Talos and the Talos stockholders and (ii) approved, adopted and declared advisable the Merger Agreement, the Transaction Agreements and the transactions contemplated thereby.

Tax Treatment of the Merger

The receipt of Talos Common Stock and cash in exchange for QuarterNorth Common Stock pursuant to the Merger Agreement will be a taxable transaction for U.S. federal income tax purposes.

Treatment of QuarterNorth Equity Awards

Immediately prior to the Effective Time, each time-based restricted stock unit (“QuarterNorth RSU”) and performance-based restricted stock unit (“QuarterNorth PSU”), in each case, issued pursuant to the QuarterNorth Energy Inc. Equity Incentive Plan outstanding immediately prior to the Effective Time, whether or not then vested, and whether settleable in shares of QuarterNorth Common Stock or cash, will become vested (with respect to the QuarterNorth PSUs, to the extent the applicable performance criteria set forth in the applicable agreement evidencing the QuarterNorth PSUs have been met) and settleable in shares of QuarterNorth Common Stock. QuarterNorth will issue to each holder of QuarterNorth RSUs and QuarterNorth PSUs the number of shares of QuarterNorth Common Stock such holder was entitled to receive upon such vesting of such QuarterNorth RSU or QuarterNorth PSU. At the Effective Time, each share of QuarterNorth Common Stock issued by QuarterNorth to such QuarterNorth RSU and QuarterNorth PSU holders will be converted into the right to receive the Per Share Consideration. The payment of any amounts in respect of the QuarterNorth RSUs and QuarterNorth PSUs will be reduced by any required income or employment tax withholding, and the Surviving Company will pay or cause to be paid such amounts to the applicable tax authority.

Conditions to the Merger

The obligations of the parties to complete the Merger are subject to various customary closing conditions, including, among other things, (i) the expiration or termination of any applicable waiting period, or any extension thereof, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the absence of any injunction or other order or applicable law preventing or making illegal the consummation of the Merger, (iii) approval of the Merger by QuarterNorth’s stockholders and (iv) approval for the listing on the NYSE of the shares of Talos Common Stock to be issued in connection with the Merger.

Each party’s obligation to consummate the Merger is also subject to (i) the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), (ii) the other party having performed in all material respects its obligations under the Merger Agreement, (iii) the other party’s delivery of counterparts to the Registration Rights Agreement as contemplated by the Merger Agreement, and (iv) the other party’s delivery of counterparts to an exchange agreement with an exchange agent, as contemplated by the Merger Agreement.

No Solicitation

QuarterNorth agreed that neither it nor its subsidiaries will, and has agreed to use reasonable best efforts to cause its representatives not to directly or indirectly (i) initiate, solicit, or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to an alternative business combination proposal (an “Acquisition Proposal”) with respect to itself, (ii) engage in, continue or otherwise participate in discussions or negotiations with, or provide access to its properties, books and records or any confidential information or data to any person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, an Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement or other similar agreement for or relating to an Acquisition Proposal or (v) resolve or agree to do any of the foregoing.

QuarterNorth has also agreed that its board of directors will not change its recommendation of the proposals to be voted on by QuarterNorth stockholders to approve the Merger Agreement, the Merger and the related transactions, except that QuarterNorth’s board of directors may change or withdraw its recommendation if it determines in good faith, after consultation with its outside legal counsel, that failing to make any such change or withdrawal would be inconsistent with its fiduciary duties under applicable law.

Talos has agreed that, before the closing of the Merger, neither it nor its subsidiaries will, and has agreed to use reasonable best efforts to cause its representatives not to (i) make a proposal or offer that constitutes an Acquisition Proposal or (ii) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal.

Termination Rights

The Merger Agreement contains certain termination rights for both Talos and QuarterNorth including: (i) upon mutual written agreement of Talos and QuarterNorth; (ii) by Talos or QuarterNorth, (A) if the closing is not consummated on or before May 31, 2024 (subject to extension under certain circumstances) or (B) if the closing of the Merger is prohibited by law; (iii) by Talos if there is any material breach of any representation, warranty, covenant or agreement by QuarterNorth, and such breach is incapable of being cured or has not been cured within 30 days following notice from Talos to QuarterNorth of such breach, or (iv) by QuarterNorth if there is any material breach of any representation, warranty, covenant or agreement by Talos, and such breach is incapable of being cured or has not been cured within 30 days following notice from QuarterNorth to Talos of such breach. QuarterNorth also has a specific right to terminate the Merger Agreement if Talos fails to fund a deposit in an amount of $67.5 million (the “Deposit”) into an escrow account prior to 3:00 p.m. Houston, Texas time on January 17, 2024.

If the Merger Agreement is terminated by QuarterNorth in accordance with clause (iv) above, then QuarterNorth would be entitled to retain the Deposit. If the Merger Agreement is terminated by Talos in accordance with clause (iii) above, then QuarterNorth would be required to pay Talos a termination fee equal to $10 million.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary pre-closing covenants, including the obligation of each of Talos and QuarterNorth to conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain specified actions without the consent of the other party.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

The Merger Agreement and the above description of the Merger Agreement have been included in this Current Report on Form 8-K to provide investors and security holders with information regarding the terms of the Merger Agreement and the Merger. They are not intended to provide any other factual information about Talos, QuarterNorth or their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by matters disclosed in certain of Talos’s filings with the SEC prior to the date of the Merger Agreement and by information in confidential disclosure letters provided by each of Talos and QuarterNorth to the other in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. The representations, warranties and covenants are also subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Talos and QuarterNorth rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about Talos, QuarterNorth or their respective subsidiaries or affiliates. Accordingly, the Merger Agreement should not be read in isolation, but should instead be read in conjunction with other information regarding Talos, QuarterNorth or their respective subsidiaries or affiliates that is or will be contained in, or incorporated by reference into, Talos’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that will be filed or furnished with the SEC.

QuarterNorth Support Agreement

As of January 13, 2024, QuarterNorth stockholders collectively holding a majority of the outstanding shares of QuarterNorth Common Stock (the “QuarterNorth Supporting Stockholders”) entered into a support agreement (the “QuarterNorth Support Agreement”) with Talos and QuarterNorth pursuant to which the QuarterNorth Supporting Stockholders have agreed, among other things, to (i) deliver a notice of the exercise of their drag-along rights with respect to the Merger, pursuant to the terms of the Stockholders Agreement of QuarterNorth (the “Drag-Along Sale Notice”) and (ii) vote all shares of QuarterNorth Common Stock beneficially owned by such stockholders (A) for approving the Merger Agreement, the Merger and the related transactions and (B) against any Acquisition Proposal with respect to QuarterNorth and any other action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the Merger. The QuarterNorth Supporting Stockholders have also agreed not to sell and/or transfer any Talos Common Stock received in the Merger for a period of 60 days following the closing. The foregoing description of the QuarterNorth Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the QuarterNorth Support Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Registration Rights Agreement

Pursuant to the Merger Agreement, at closing, Talos will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), with certain of QuarterNorth’s stockholders, pursuant to which Talos would grant such holders certain demand, “piggy-back” and shelf registration rights with respect to the shares of Talos Common Stock to be received by such entities in the Merger, subject to certain customary thresholds and conditions. Talos agrees to pay certain expenses of the parties incurred in connection with the exercise of their rights under the Registration Rights Agreement and indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.

Tenth Amendment to Credit Agreement

Contemporaneously with our entry into the Merger Agreement, we entered into the Tenth Amendment to Credit Agreement (the “Tenth Amendment”). The Tenth Amendment, among other things, (i) permits the incurrence of additional indebtedness in order to fund the QuarterNorth Acquisition, with such indebtedness excluded from any reduction of the borrowing base that would otherwise result from such incurrence, and (ii) reaffirms the borrowing base at $1.075 billion as part of the biannual redetermination of the borrowing base, effective upon closing of the Merger.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We expect to fund the cash portion for the purchase price of the Merger via cash on hand, borrowings under our bank credit facility (the “Bank Credit Facility”) and opportunistically to the extent market conditions warrant, debt or equity financings, as appropriate. In the event that these prospective financing arrangements cannot be obtained at all or on terms satisfactory to us, we have received a $650,000,000 commitment for a bridge credit facility from a syndicate of lenders, including some of the lenders under our Bank Credit Facility, to be used to fund the cash portion of the consideration for the Merger.

The information required by Item 2.03 relating to the Tenth Amendment is contained in Item 1.01 of this Current Report and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by Item 3.02 relating to the shares of Talos Common Stock issuable as consideration under the Merger Agreement is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated by reference herein. All shares of Talos Common Stock to be issued to QuarterNorth stockholders in connection with the Merger will be issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 7.01.	Regulation FD Disclosure.

On January 15, 2024, Talos issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01. Additionally, Talos posted an investor presentation relating to the Merger on January 15, 2024. The press release and investor presentation can each be reviewed on Talos’s website at www.talosenergy.com under the “Investor Relations” tab. Information on Talos’s website does not constitute a part of this Current Report on Form 8-K.

Talos will host a conference call, relating to the Merger, which will be broadcast live over the internet, on Tuesday, January 16, 2024 at 8:30 AM Eastern Time (7:30 AM Central Time). Listeners can access the conference call through a webcast link on the Talos’s website at: https://www.talosenergy.com/investor-relations/events-calendar/. Alternatively, the conference call can be accessed by dialing (888) 348-8927 (U.S. toll free), (855) 669-9657 (Canada toll-free) or (412) 902-4263 (international). Please dial in approximately 15 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos call. A replay of the call will be available one hour after the conclusion of the conference until January 23, 2024 and can be accessed by dialing (877) 344-7529 and using access code 5346787.

The information above, including Exhibit 99.1 hereto, is being furnished pursuant to this Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this communication, regarding the proposed transaction with QuarterNorth, including our ability to satisfy the conditions to closing and the expected timing and benefits of the transaction, our strategy, pro forma descriptions of the combined company and future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, changes in market conditions affecting the oil and gas industry or long-term oil and gas price levels; political or regulatory developments; reservoir performance; the outcome of future exploration efforts; timely completion of development projects; technical or operating factors; the uncertainty inherent in projecting ultimate recoverable resources and future rates of production and cash flows and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions, including the proposed transaction with QuarterNorth; the possibility that the anticipated benefits of our acquisitions, including the proposed transaction with QuarterNorth, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations; our ability to satisfy the conditions to closing to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; risks related to disruption of management time from ongoing business operations due to the proposed transaction with QuarterNorth; our ability to access or obtain alternative equity and/or debt financings on terms satisfactory to us or at all; and the other risks discussed in Part I, Item 1A. “Risk Factors” of Talos Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023 and Part II, Item 1A. “Risk Factors” of Talos Energy Inc’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 9, 2023. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

Estimates for our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to transportation, processing and storage availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1#	Merger Agreement, dated January 13, 2024, by and among Talos Energy Inc., QuarterNorth Energy Inc., Compass Star Merger Sub Inc. and the equityholder representatives named therein.

10.1#	Form of QuarterNorth Support Agreement.

99.1	Press release dated January 15, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALOS ENERGY INC.
Date: January 16, 2024

	By:	/s/ William S. Moss III
	Name:	William S. Moss III
	Title:	Executive Vice President, General Counsel and Secretary